Exhibit 3.1

UNDERWRITING AGREEMENT

February 28, 2012

Student Transportation Inc.

160 Saunders Road

Barrie, Ontario

L4B 9A4

Dear Sirs/Mesdames:

BMO Nesbitt Burns Inc. (“BMO”), Raymond James Ltd., National Bank Financial Inc., Scotia Capital Inc., Stifel Nicolaus Canada, Inc. and CIBC World Markets Inc. (collectively with BMO, the “Underwriters” and each, an “Underwriter”) understand that Student Transportation Inc. (the “Issuer”), an Ontario corporation, proposes, subject to the terms and conditions contained herein, to issue and sell 10,950,000 Shares (as hereinafter defined) (the “Firm Shares”) to the Underwriters for distribution to the public at an issue price of $6.85 per Firm Share. Upon and subject to the terms and conditions set out below, the Underwriters severally, and not jointly and severally, offer to purchase from the Issuer at the Closing Time (as hereinafter defined), and the Issuer hereby agrees to sell to the Underwriters, all but not less than all of the Firm Shares at a price (the “Offering Price”) of $6.85 per Firm Share, being an aggregate purchase price of $75,007,500.

Upon and subject to the terms and conditions set out below, the Issuer hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 1,642,500 Shares (the “Option Shares”) at the Offering Price to cover over-allotments, if any, in the sale of the Firm Shares. The Over-Allotment Option may be exercised in whole or in part at any time prior to 5:00 p.m., Toronto time, on the 30th day after the Closing Date (as hereinafter defined) by written notice from BMO on the Underwriters’ behalf to the Issuer, setting forth the aggregate number of Option Shares to be purchased. If the Over-Allotment Option is exercised, the number of Option Shares specified in the notice shall be purchased by the Underwriters, severally, and not jointly and severally, in the same proportion as their respective obligations to purchase the Firm Shares as set forth in Section 19 hereof. Option Shares may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the sale of the Firm Shares.

In consideration of the Underwriters’ agreement to purchase the Firm Shares which will result from the Issuer’s acceptance of this offer, and in consideration of the services to be rendered by the Underwriters in connection therewith, including assisting in preparing documentation relating to the Offered Shares, including the Preliminary Prospectuses, the Final Prospectuses, the Disclosure Package and the Registration Statement (each as hereinafter defined), distributing the Offered Shares to the public directly and through other investment dealers and brokers and performing administrative work in connection with the distribution of the Offered Shares, the Issuer agrees to pay to the Underwriters, at the Closing Time, a fee equal to 5.0% of the value of the Offered Shares acquired at such time. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and any taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that goods and services tax and/or harmonized sales tax provided for in the Excise Tax Act (Canada) is exigible on the fees paid to the Underwriters, the Issuer agrees to pay the amount of goods and services tax and/or harmonized sales tax forthwith upon the request of the Underwriters. The Issuer also agrees to pay the Underwriters’ expenses as set forth in Section 16.2 hereof.

TERMS AND CONDITIONS

1.	Definitions and Interpretation

1.1	Where used in this Agreement the following terms will have the following meanings, respectively:

(a)	“Actual Knowledge” means, in the case of the Issuer, to the actual knowledge of Denis Gallagher, Patrick Walker and Patrick Vaughan after reasonable inquiry, including of Robert Byrne, the Issuer’s external counsel;

(b)	“affiliate” or “associate” when used to indicate a relationship with a Person, has the same meaning as set forth in the Securities Act (Ontario);

(c)	“Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof”, and similar expressions refer to this Underwriting Agreement and not to any particular Section, subsection, clause, subdivision or other portion hereof and included any and every instrument supplemental or ancillary hereto;

(d)	“Auditors” means Ernst & Young LLP;

(e)	“Benefit Plans” means all stock option plans, employment, consulting and severance agreements, long term compensation plans, pension, profit sharing and retirement plans and all bonus and other employee benefit or fringe benefit plans, including, without limitation, “employee benefit plans” as such term is defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained or with respect to which contributions are made by the Issuer or any of its subsidiaries or with respect to which the Issuer or any of its subsidiaries has any liability;

(f)	“Business” means the business carried on by the Issuer and its subsidiaries immediately prior to and following the Closing Time;

(g)	“business day” means a day other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario or in New York, N.Y.;

(h)	“Canadian Amended Preliminary Prospectus” means the English and French language versions (unless the context otherwise requires) of the amended and restated preliminary short form prospectus of the Issuer to be dated February 28, 2012 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

(i)	“Canadian Final Prospectus” means the English and French language versions (unless the context otherwise requires) of the final short form prospectus of the Issuer relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

(j)	“Canadian Preliminary Prospectus” means the English and French language versions (unless the context otherwise requires) of the preliminary short form prospectus of the Issuer dated February 27, 2012 relating to the distribution of the Offered Shares and, unless the context otherwise requires, includes all documents incorporated therein by reference;

(k)	“Canadian Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Supplemental Material to any of the foregoing;

(l)	“Canadian Securities Laws” means the securities acts or similar statutes of each of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder;

(m)	“CDS” has the meaning specified in Section 17.1(a);

(n)	“Closing Date” means March 19, 2012 or any earlier or later date as may be agreed to in writing by the Issuer and the Underwriters, each acting reasonably, but will in any event not be later than April 9, 2012;

(o)	“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date (or if the context so requires, on the Option Closing Date), or any other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as may be agreed to by the Issuer and the Underwriters;

(p)	“Continuing Underwriters” has the meaning specified in Section 19.1.

(q)	“Damages” means, collectively, any direct damages, direct losses, direct expenses or direct claims (but specifically excluding any punitive, exemplary, indirect or consequential damages, losses, expenses and claims or losses of profit in connection with the distribution of the Offered Shares) suffered by, imposed upon or asserted against an Indemnified Party under the Securities Laws, other Laws, at common law or otherwise, together with the reasonable expenses incurred in defence of same, such amount being correspondingly reduced by: (i) any insurance proceeds received or to be received at any time (or any other compensation payments likely to be received within the following three years) by the Indemnified Party in respect of the same claim; and (ii) the present value of the net benefit, if any, that will be received by such party in the current or any future tax period as a result of the payment of Damages;

(r)	“Defaulted Shares” has the meaning specified in Section 19.1.

(s)	“Disclosure Package” means (i) the U.S. Amended Preliminary Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule 11.2 hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package;

(t)	“distribution” means distribution or distribution to the public, as the case may be, for the purposes of the Canadian Securities Laws or any of them;

(u)	“DTC” has the meaning specified in Section 17.1(a);

(v)	“Effective Date” means the date on which the Registration Statement becomes effective;

(w)	“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, requests for information, directives, claims, liens, investigations, proceedings or notices of non-compliance or violation by any person (including any agency) alleging or suggesting potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Substance at any location, whether or not owned, operated, leased or managed by the Issuer and its subsidiaries or any of its subsidiaries; or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief resulting from the presence or Release of any Hazardous Substance;

(x)	“Environmental Law” means applicable Law aimed at investigation, clean-up or remediation of the real properties owned, leased or used by the Issuer and its subsidiaries or any of its subsidiaries in which the Issuer and its subsidiaries or any of its subsidiaries otherwise has an interest; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; worker health and safety protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water and groundwater; and all other applicable Law relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes;

(y)	“Environmental Liabilities” means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including attorney’s fees and costs, experts’ fees and costs, and consultants’ fees and costs) of any kind or of any nature whatsoever that are asserted by any person or entity (including any agency) other than the Issuer, alleging liability (including liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the real properties owned, leased or used by the Issuer and its subsidiaries or any of its subsidiaries or in which the Issuer and its subsidiaries or any of its subsidiaries otherwise has an interest and/or emanating or migrating and/or threatening to emanate or migrate from such properties to off-site properties, (ii) physical disturbance of the environment, or (iii) the violation or alleged violation or any Environmental Law;

(z)	“Equity Holders” means, (i) in respect of a corporation, its shareholders, and (ii) in respect of any other Person, all Persons holding a direct or indirect beneficial interest in such Person;

(aa)	“Financial Information” means the Financial Statements and management’s discussion and analysis included or incorporated by reference in the Preliminary Prospectuses or the Final Prospectuses or incorporated by reference therein;

(bb)	“Final Prospectuses” means, collectively, the Canadian Final Prospectus and the U.S. Final Prospectus;

(cc)	“Financial Statements” means the audited financial statements of the Issuer for the fiscal year ended June 30, 2011 and the financial statements for the six months ended December 31, 2011, each incorporated by reference in the Offering Documents;

(dd)	“Firm Shares” has the meaning give to that term above;

(ee)	“Form F-10” means Form F-10 under the U.S. Securities Act;

(ff)	“Form F-X” has the meaning specified in section 3.1(e);

(gg)	“Free Writing Prospectus” means a “free writing prospectus”, as defined in Rule 405 under the U.S. Securities Act;

(hh)	“Governmental Charges” means all taxes, duties, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, payable in respect of periods ending on or before the Closing Date to any domestic or foreign government (federal, provincial, state, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances;

(ii)	“Governmental Entity” means any: (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, regulatory or administrative authority, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; (iii) any quasigovernmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above; or (iv) any arbitrator exercising jurisdiction over the affairs of the applicable Person, asset, obligation or other matter;

(jj)

“Hazardous Substance” means (i) any petroleum, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls, radioactive materials, ionizing radiation, electromagnetic field radiation or microwave transmissions; (ii) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “contaminants” or words of similar import under any Environmental Law; and (iii) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated under any Environmental Law;

(kk)	“Ineligible Issuer” has the meaning specified in Section 4.10(d);

(ll)	“Initial Sale Time” means the time that the Registration Statement becomes effective, unless the Underwriters shall designate in writing to the Issuer another time as the initial sale time, in which case such designated time shall be the Initial Sale Time;

(mm)	“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated from time to time thereunder;

(nn)	“Issuer” means Student Transportation Inc., an Ontario corporation;

(oo)	“Issuer Free Writing Prospectus” means an “issuer free writing prospectus”, as defined in Rule 433 under the U.S. Securities Act, of the Issuer;

(pp)	“Laws” means any and all laws, including all federal, state, provincial and local statutes, codes, ordinances, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards or other requirements of any other Governmental Entity binding on or affecting the Person referred to in the context in which the term was used;

(qq)	“Lien” means any mortgage, pledge, lien, security interest, easement, encumbrance or other adverse claim;

(rr)	“Material Adverse Effect” or “Material Adverse Change” means any effect or change on the Issuer that is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flow, income or business operations of the Issuer and all of its subsidiaries taken as a whole after giving effect to this Agreement and the transactions contemplated hereby;

(ss)	“Material Contracts” means any material note, indenture or other form of indebtedness and any material contract, agreement (written or oral), instrument, lease or other document to which the Issuer or any of the subsidiaries are a party or by which a material portion of the Issuer’s or any subsidiaries’ assets are bound;

(tt)	“material change” means a material change for the purpose of Canadian Securities Laws;

(uu)	“material fact” means a material fact for the purpose of Canadian Securities Laws;

(vv)	“misrepresentation” means a misrepresentation for the purpose of Canadian Securities Laws;

(ww)	“NASDAQ” means the NASDAQ Stock Market LLC;

(xx)	“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions adopted by the Securities Commissions in respect of short form prospectus distributions;

(yy)	“Offered Shares” means the Firm Shares and the Option Shares;

(zz)	“Offering” means the distribution of the Offered Shares as contemplated in the Final Prospectuses;

(aaa)	“Offering Documents” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Final Prospectus, the Registration Statement, the Disclosure Package and any Supplemental Material, including (in each case) the Public Disclosure Documents or Subsequent Disclosure Documents incorporated by reference therein;

(bbb)	“Offering Price” has the meaning give to that term above;

(ccc)	“Option Closing Date” has the meaning specified in Section 17.2.

(ddd)	“Option Shares” has the meaning give to that term above;

(eee)	“Ordinary Course” means, with respect to an action taken by a Person, that such action (i) is consistent in all material respects with past practices of the Person; (ii) is taken in the ordinary course of the normal day-to-day operations of the Person; or (iii) is consistent with industry practice;

(fff)	“OSC” means the Ontario Securities Commission;

(ggg)	“Over-Allotment Option” has the meaning give to that term above;

(hhh)	“Passport Receipt” means the receipt issued by the OSC, which is deemed to also be a receipt of the other Securities Commissions pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus and any Supplemental Material, as the case may be

(iii)	“Passport System” means the passport system procedures provided for under Multilateral Instrument
11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions among the Securities Commissions;

(jjj)	“Permitted Liens” means:

(i)	Liens for Governmental Charges not yet due or which are being contested in good faith by appropriate proceedings, provided that reasonable reserves (established in accordance with applicable generally accepted accounting principles) with respect to contested taxes are maintained on the books of the Issuer and/or its subsidiaries;

(ii)	pledges or deposits made in the Ordinary Course in connection with workers’ compensation, unemployment insurance and other social security legislation;

(iii)	easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course which, in respect of properties or assets of the Issuer are not material, and which, in the case of such encumbrances on the assets of properties of the Issuer and/or its subsidiaries, do not have a Material Adverse Effect;

(iv)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course which are not overdue or which are being contested in good faith by appropriate proceedings and for which reasonable reserves (established in accordance with applicable generally accepted accounting principles) are maintained on the books and records of the Issuer and/or its subsidiaries;

(v)	deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course;

(vi)	statutory and contractual Liens on the property of the Issuer and/or its subsidiaries in favour of landlords securing leases;

(vii)	Liens associated with operating leases; and

(viii)	Liens in existence on the Closing Date listed on Schedule 1(jjj) hereto;

(kkk)	“Person” means any individual, partnership, limited partnership, limited liability partnership, limited liability corporation, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(lll)	“Preliminary Prospectuses” means, collectively, the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the U.S. Preliminary Prospectus and the U.S. Amended Preliminary Prospectus;

(mmm)	“Public Disclosure Documents” means, collectively, all of the documents which have been filed by or on behalf of the Issuer prior to the Closing Time with the relevant Securities Commissions pursuant to the requirements of Canadian Securities Laws, including all press releases filed on SEDAR in respect of which a material change report has been filed pursuant to the requirements of Canadian Securities Laws;

(nnn)	“Qualifying Jurisdictions” means all of the provinces and territories of Canada and “Qualifying Jurisdiction” means any one province or territory of Canada;

(ooo)	“Refusing Underwriter” has the meaning specified in Section 19.1.

(ppp)	“Registration Statement” means the registration statement on Form F-10 (File No. 333-179736) covering the registration of the Offered Shares under the U.S. Securities Act, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date on which such registration statement becomes effective;

(qqq)	“Release” means a releasing, spilling, leaking, pumping, pouring, admitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping regulated by any Environmental Law;

(rrr)	“SEC” means the United States Securities and Exchange Commission;

(sss)	“Securities Commissions” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

(ttt)	“Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

(uuu)	“SEDAR” means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval established pursuant to National Instrument 13-101, System for Electronic Document Analysis and Retrieval (SEDAR);

(vvv)	“Shares” means the common shares of the Issuer;

(www)	“SNCF Subscription Agreement” means the Subscription Agreement dated April 14, 2008 between the Issuer and SNCF Participations SA;

(xxx)	“Standard Listing Conditions” has the meaning ascribed thereto in Section 4.6;

(yyy)	“Subsequent Disclosure Documents” means any financial statements (including reconciliations of generally accepted accounting principles), management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Issuer after the date hereof which are, or are deemed to be, incorporated by reference into the Preliminary Prospectuses, the Final Prospectuses or any Supplemental Material;

(zzz)

“subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership in such a business entity (other than a corporation) if such Person or Persons will be allocated a majority of such business entity’s gains or losses or will be or control any managing director or general partner of such business entity (other than a corporation);

(aaaa)	“Supplemental Material” means, collectively, any amendment to the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus, other than the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus, and any amendment or supplemental prospectus (in the English language and, where applicable, French language) that may be filed by or on behalf of the Issuer under applicable Securities Laws relating to the distribution of the Offered Shares;

(bbbb)	“Tax” and “Taxes” means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise taxes, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties or other taxes or any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any Taxing Authority (domestic or foreign) on or against such entity or for which such entity is responsible, and any interest, penalties, additional taxes, additions to tax or other amounts imposed with respect to the foregoing.

(cccc)	“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended;

(dddd)	“Tax Returns” means returns, reports and forms (including schedules thereto) required to be filed with any agency of Canada or the United States or any Governmental Entity responsible for the imposition or collection of Taxes.

(eeee)	“Taxing Authority” means the United States Internal Revenue Service, Canada Customs and Revenue Agency and/or any other Governmental Entity (including, without limitation, any sales tax authority or agency).

(ffff)	“Trust Company” means Computershare Investor Services Inc.;

(gggg)	“TSX” means the Toronto Stock Exchange;

(hhhh)	“Underwriters” has the meaning given to that term above;

(iiii)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(jjjj)	“U.S. Amended Preliminary Prospectus” means the Canadian Amended Preliminary Prospectus with such deletions therefrom and additions thereto (if any) as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;

(kkkk)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder;

(llll)	“U.S. Final Prospectus” means the Canadian Final Prospectus with such deletions therefrom and additions thereto (if any) as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC, to be included in the Registration Statement;

(mmmm)	“U.S. Preliminary Prospectus” means the Canadian Preliminary Prospectus with such deletions therefrom and additions thereto (if any) as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC included in the registration statement filed pursuant to section 3.1(d);

(nnnn)	“U.S. Prospectuses” means, collectively, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus, the U.S. Final Prospectus and any Supplemental Material to any of the foregoing;

(oooo)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder;

(pppp)	“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including, without limitation, the U.S. Securities Act, the U.S. Exchange Act and the respective rules and regulations of the SEC thereunder.

(qqqq)	“U.S. Tax Code” means the Internal Revenue Code of 1986 (United States of America) and the regulations thereunder.

1.2	The division of this Agreement into Sections, and the headings appearing in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement.

1.3	In this Agreement, unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing gender include all genders;

(c)	words importing persons include individuals, partnerships, limited partnerships, joint ventures, syndicates, sole proprietorships, companies or corporations with or without share capital, unincorporated associations, societies, trusts, trustees, executors, administrators or other legal personal representatives, governmental authorities, regulatory authorities, and self-regulating organizations, bodies or entities however designated or constituted;

(d)	the word “or” is not exclusive;

(e)	the word “including” is not limiting, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto; and

(f)	the word “knowledge” when used in relation to any Person, refers to the actual knowledge of the officers of that Person charged with responsibility for the particular function, after reasonable inquiry by them of those parties whom they believe, in good faith, to be the Persons responsible for the subject matter of the inquiry.

1.4	If any action is required to be taken under this Agreement on a day that is not a business day, such action will be required to be taken on the next succeeding day which is a business day.

1.5	Whenever reference is made in this Agreement to a calculation to be made or financial statements or documents to be prepared in accordance with “generally accepted accounting principles”, such reference will be deemed to be to the generally accepted accounting principles from time to time approved by the relevant body in the applicable jurisdiction, applicable as at the date on which such calculation is made or required to be made or such financial statements or documents are prepared or required to be prepared in accordance with generally accepted accounting principles, with such variations therefrom as are specified or required by the Securities Laws.

1.6	Unless otherwise specified herein, all dollar amounts referred to in this Agreement are expressed in lawful money of Canada.

1.7	Unless otherwise specified herein, a reference in this Agreement to a statute includes all regulations or rules made thereunder, all amendments to the statute or the regulations or rules made thereunder, any statutes, regulations or rules that supplement or supersede such statute, regulation or rule and, with respect to Canadian Securities Laws, includes any orders made thereunder and the applicable policy statements, instruments and notices issued or otherwise promulgated by the Securities Commissions or the Canadian Securities Administrators.

2.	Authorization of the Offered Shares

2.1	The Offered Shares to be issued and sold under this Agreement by the Issuer will, upon receipt of payment therefor by the Issuer, be duly and validly created, authorized and issued as fully-paid and non-assessable common shares of the Issuer. Such Offered Shares will have attributes corresponding in all material respects to the descriptions thereof in this Agreement and the Preliminary Prospectuses and the Final Prospectuses.

3.	Qualification

3.1	The Issuer hereby represents, warrants, covenants and agrees to and with the Underwriters that:

(a)	the Issuer is eligible in accordance with the provisions of NI 44-101 to file a short form prospectus in each of the Qualifying Jurisdictions and the OSC is the principal regulator for the Issuer under the Passport System for purposes of the filing of the Canadian Prospectuses;

(b)	the Issuer meets, and until the Closing Date will continue to meet, the eligibility requirements for use of Form F-10;

(c)	the Issuer has filed under and as required by Canadian Securities Laws the Canadian Preliminary Prospectus with the Securities Commissions and either (i) obtained a Passport Receipt therefor, a copy of which has been provided to the Underwriters or (ii) will, as soon as possible thereafter, obtain and deliver to the Underwriters a Passport Receipt issued by the OSC evidencing that a receipt for the Canadian Preliminary Prospectus has been issued by the Securities Commissions in each of the Qualifying Jurisdictions;

(d)	the Issuer has filed with the SEC a registration statement on Form F-10 (File No. 333-179736) covering the registration of the Offered Shares under the U.S. Securities Act, including the U.S. Preliminary Prospectus;

(e)	the Issuer has filed with the SEC an Appointment of Agent for Service of Process and Undertaking for the Issuer on Form F-X in conjunction with the initial filing of the registration statement on Form F-10 referred to in section 3.1(d) (the “Form F-X”);

(f)	the Issuer shall, under the Canadian Securities Laws,

(i)	as soon as possible after the execution of this Agreement and in any event by 7:00 a.m. (Toronto time) on February 29, 2012, and on a basis acceptable to the Underwriters, prepare and file the Canadian Amended Preliminary Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)	as soon as possible thereafter, obtain and deliver to the Underwriters a Passport Receipt, issued by the OSC evidencing that a receipt for the Canadian Amended Preliminary Prospectus has been issued by the Securities Commissions in each of the Qualifying Jurisdictions;

(g)	the Issuer shall, as soon as possible after the execution of this Agreement and in any event no later than 7:00 a.m. (Toronto time) on February 29, 2012, and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multijurisdictional disclosure system an amendment to the registration statement on Form F-10 referred to in section 3.1(d), including the U.S. Amended Preliminary Prospectus;

(h)	the Issuer shall, under the Canadian Securities Laws,

(i)	as soon as possible after any comments of the Securities Commissions in respect of the Canadian Amended Preliminary Prospectus have been satisfied, and in any event by 4:30 p.m. (Toronto time) on March 12, 2012 (or in any case, by such later date or dates as may be determined by the Underwriters in their sole discretion), and on a basis acceptable to the Underwriters, prepare and file the Canadian Final Prospectus under and as required by Canadian Securities Laws with each of the Securities Commissions; and

(ii)	as soon as possible, and in any event by 5:00 p.m. (Toronto time) on March 12, 2012 (or in any case, by such later date or dates as may be determined by the Underwriters in their sole discretion), obtain and deliver to the Underwriters a Passport Receipt, dated the date of filing, issued by the OSC evidencing that a receipt for the Canadian Final Prospectus has been issued by the Securities Commissions in each of the Qualifying Jurisdictions;

(i)	the Issuer shall, immediately after the filing of the Canadian Final Prospectus but no later than 4:30 p.m. (Toronto time) on March 12, 2012 (or in any case, by such later date or dates as may be determined by the Underwriters in their sole discretion) and on a basis acceptable to the Underwriters, prepare and file with the SEC pursuant to the multijurisdictional disclosure system, a further amendment to the registration statement referred to in section 3.1(d), including the U.S. Final Prospectus, which shall become effective upon filing pursuant to Rule 467(a) under the U.S. Securities Act;

(j)	on the date of and upon filing of the Canadian Final Prospectus, the Issuer shall have taken all other steps and proceedings and fulfilled and complied with all legal requirements that may be necessary in order to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions by the Underwriters and other Persons who are registered in a category permitting them to distribute the Offered Shares under Canadian Securities Laws; and

(k)	after the date of the Final Prospectuses and until the distribution of the Offered Shares is completed, the Issuer shall promptly take or cause to be taken all such additional steps and proceedings and fulfil and comply with all requirements from time to time required under the Securities Laws to continue to qualify the distribution of the Offered Shares in the Qualifying Jurisdictions or, in the event that the Offered Shares have, for any reason, ceased to so qualify, to so qualify again the Offered Shares.

4.	Delivery of Prospectuses and Other Documents

4.1	The Issuer will deliver to each of the Underwriters and the Underwriters’ counsel, at or prior to the time the Canadian Amended Preliminary Prospectus is presented to the Underwriters for signing, a copy of the Canadian Amended Preliminary Prospectus in the English language and a copy of the Canadian Amended Preliminary Prospectus in the French language, each signed by the Issuer in the manner required by Canadian Securities Laws.

4.2	The Issuer will deliver to each of the Underwriters and the Underwriters’ counsel, contemporaneously with or promptly after the filing of the Canadian Amended

Preliminary Prospectus in accordance with the Passport System a copy of any other document required to be filed by the Issuer with or prior to filing the Canadian Amended Preliminary Prospectus under the Passport System or Canadian Securities Laws and reasonably requested by the Underwriters and the Underwriters’ counsel.

4.3	The Issuer will deliver to each of the Underwriters and the Underwriters’ counsel, prior to or contemporaneously with the filing thereof with the SEC, copies of the Registration Statement, including the prospectus contained therein, and each amendment thereto, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters.

4.4	The Issuer will deliver to each of the Underwriters and the Underwriters’ counsel, at or prior to the time the Canadian Final Prospectus is presented to the Underwriters for signing, a copy of the Canadian Final Prospectus in the English language and a copy of the Canadian Final Prospectus in the French language, each signed by the Issuer in the manner required by the Canadian Securities Laws.

4.5	The Issuer will deliver to each of the Underwriters and the Underwriters’ counsel, contemporaneously with or promptly after the filing of the Canadian Final Prospectus in accordance with the Passport System, a copy of any other document required to be filed by the Issuer with or prior to filing the Canadian Final Prospectus under the Passport System or Canadian Securities Laws and reasonably requested by the Underwriters and the Underwriters’ counsel.

4.6	The Issuer will deliver to the Underwriters and the Underwriters’ counsel, prior to the filing of the Canadian Final Prospectus with the Securities Commissions, evidence reasonably satisfactory to the Underwriters of the approval of the listing and posting for trading on the TSX and the NASDAQ, if necessary, of the Offered Shares, subject only to satisfaction by the Issuer of customary post-closing conditions imposed by the TSX or the NASDAQ, if necessary, in similar circumstances (the “Standard Listing Conditions”).

4.7	The Issuer will promptly and, in any event within all applicable time limitation periods, prepare and file with the Securities Commissions and the SEC any Supplemental Material required to be filed under the Securities Laws. The Issuer will allow the Underwriters and their counsel to participate fully in the preparation of any Supplemental Material and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to execute responsibly any certificate required to be executed by them in any Supplemental Material. Such Supplemental Material will be in form and substance reasonably satisfactory to the Underwriters and prior to the filing of such Supplemental Material with any Securities Commission or the SEC, the Issuer will deliver to the Underwriters:

(a)	a copy of such Supplemental Material signed on behalf of the Issuer in the manner required by Securities Laws;

(b)	a copy of any other document required to be filed by the Issuer with or prior to filing of the Supplemental Material under the Passport System, or Securities Laws; and

(c)	such reports, comfort letters or opinions as may reasonably be requested by the Underwriters.

4.8	Each delivery of the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Supplementary Material will have constituted or constitute, as the case may be, consent by the Issuer to the use by the Underwriters and the Selling Firms of those documents in connection with the distribution of the Offered Shares for sale in all of the Qualifying Jurisdictions, subject to the Securities Laws.

4.9	Each delivery of the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus to the Underwriters by the Issuer in accordance with Sections 4.1 and 4.4 will constitute the representation and warranty of the Issuer to the Underwriters that (except for information and statements relating solely to the Underwriters and furnished by them in writing for inclusion in such document) at the respective times of delivery:

(a)	the information and statements contained in each of the filed Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus:

(i)	are true and correct in all material respects and contain no misrepresentation; and

(ii)	constitute full, true and plain disclosure of all material facts relating to the Issuer and the Offered Shares as required by Canadian Securities Laws;

(b)	no material fact has been omitted from any of those documents which is required to be stated in the document or is necessary to make the statements therein not misleading in light of the circumstances in which they were made; and

(c)	each of the Canadian Prospectuses and any related Supplementary Material, as applicable, complies with applicable Canadian Securities Laws, other than as to non-material matters.

4.10	The Issuer hereby represents, warrants and covenants to and with the Underwriters as follows:

(a)	any further documents incorporated by reference in the Canadian Prospectuses, the Registration Statement and the U.S. Prospectuses, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of the Securities Laws, as applicable;

(b)

on the Effective Date, the Registration Statement will, and on the date it is first filed and at the Closing Time, the U.S. Final Prospectus will conform in all material respects with, the U.S. Securities Act; each of the Registration Statement as of the Effective Date and the U.S. Final Prospectus as of its filing date and as of the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Final Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Canadian Prospectuses or the U.S. Final Prospectus;

(c)	as of the date of this Agreement, as of the Initial Sale Time and as of the Closing Time, each of (i) the Disclosure Package and (ii) each electronic roadshow, if any, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter specifically for inclusion therein;

(d)	at the earliest time after the filing of the U.S. Preliminary Prospectus that the Issuer or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) of the U.S. Securities Act) of the Offered Shares, the Issuer will not be an “ineligible issuer” (as defined in Rule 405 under the U.S. Securities Act (an “Ineligible Issuer”), without taking account of any determination by the SEC pursuant to Rule 405 under the U.S. Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer; provided that the Underwriters have notified the Issuer of the earliest time that an offering participant makes a bona fide offer of the Offered Shares; and

(e)	each Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference that has not been superseded or modified; if there occurs an event or development as a result of which the U.S. Prospectuses or the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or as a result of which any Issuer Free Writing Prospectus would include any information that conflicts with the information contained in the Registration Statement, the Issuer will notify promptly the Underwriters so that any use of the U.S. Prospectuses and the Disclosure Package may cease until it is amended or supplemented.

5.	Commercial Copies

5.1

The Issuer will, as soon as practicable but in any event not later than 12:00 p.m. (Toronto time) on the first business day following the date on which the receipt for the Canadian Amended Preliminary Prospectus under the Passport System has been obtained for Toronto deliveries and on the second business day following the date on which the receipt for the Canadian Amended Preliminary Prospectus under the Passport System has been obtained for deliveries otherwise, cause to be delivered to the Underwriters without charge, commercial copies of the Canadian Amended Preliminary Prospectus in the English language and

French language and the U.S. Amended Preliminary Prospectus in such numbers and to such cities as the Underwriters may reasonably request by instructions given by the Underwriters to the printer of the Canadian Amended Preliminary Prospectus and the U.S. Amended Preliminary Prospectus. The commercial copies of the Preliminary Prospectuses will be identical in content to the electronically transmitted versions thereof filed with the Securities Commissions or the SEC, as applicable.

5.2	The Issuer will, as soon as practicable but in any event not later than 12:00 p.m. (Toronto time) on the first business day following the filing of the Canadian Final Prospectus for Toronto deliveries and on the second business day following the filing of the Final Prospectus for deliveries otherwise, and within two business days after the filing of any Supplemental Material, cause to be delivered to the Underwriters without charge, commercial copies of the Canadian Final Prospectus in the English language and French language, the U.S. Final Prospectus and any Supplemental Material, as the case may be, in such numbers and to such cities as the Underwriters may reasonably request by instructions given by the Underwriters to the printer of the Final Prospectus, the U.S. Final Prospectus or any Supplemental Material, as the case may be. The commercial copies of the Final Prospectuses and any Supplemental Material will be identical in content to the electronically transmitted versions thereof filed with the Securities Commissions or the SEC, as applicable.

6.	Due Diligence

The Issuer will at all times until distribution of the Offered Shares is completed allow the Underwriters and their advisors and representatives to conduct all reasonable due diligence investigations and examinations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters, in order to avail themselves of a defence to any claim for misrepresentation in the Offering Documents and in order to enable the Underwriters to responsibly execute any certificate in the Offering Documents required to be executed by the Underwriters.

7.	Auditors’ Comfort Letter

7.1

The Issuer will deliver to each of the Underwriters and the Underwriters’ counsel, at the time the Underwriters sign the Canadian Final Prospectus, a comfort letter signed by the Auditors and dated the date of the Canadian Final Prospectus, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the board of directors of the Issuer with respect to the statistical and financial information appearing in the Canadian Final Prospectus, the U.S. Final Prospectus, the Registration Statement, the Disclosure Package, any Supplemental Material or incorporated by reference therein, which letter will be based on a review by the Auditors within a cut-off date of not more than two business days prior to the date of the letter, and which letter will be in addition to the Auditors’ reports and opinions contained in the Final Prospectuses and the Auditors’ consent addressed to the Securities Commissions. Such letter shall also state that such auditors are independent public accountants within the meaning of Canadian Securities Laws and the U.S. Securities Act, and that in their opinion the Financial Statements included or incorporated by reference in the Canadian Prospectuses, the U.S. Prospectuses, the Disclosure Package and the Registration Statement have been reconciled to

U.S. generally accepted accounting principles in accordance with the U.S. Securities Act, including the requirements of Form F-10, applied on a consistent basis throughout the periods involved.

7.2	If any statistical, financial or accounting information is contained in any Supplemental Material which is required to be executed by the Underwriters, the Issuer will deliver or cause to be delivered to the Underwriters at the time of execution thereof by the Underwriters a letter signed by the Auditors and dated the date of delivery thereof, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to the statistical, financial and accounting information contained in the Supplemental Material and with respect to any material changes thereto, which letter will be based on a review by the Auditors within a cut-off date of not more than two business days of the date of such letter and which letter will be in addition to any auditors’ report contained in the Supplemental Material and the auditors’ consent addressed to the Securities Commissions.

8.	Translation Opinions

8.1	The Issuer will deliver to the Underwriters, prior to the time that the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus in the French language is filed with the Securities Commissions and printed, opinions of counsel in the Province of Quebec dated the date of the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, as applicable, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, Underwriters’ counsel, the boards of directors of the Issuer and to the Issuer’s counsel to the effect that the Canadian Amended Preliminary Prospectus (but excluding, for greater certainty, the documents incorporated by reference therein) or the Canadian Final Prospectus, as applicable, in the French language (other than the Financial Statements and the Financial Information) is in all material respects a complete and proper translation of the Canadian Amended Preliminary Prospectus or the Canadian Final Prospectus, as applicable, in the English language and is not susceptible to any materially different interpretation with respect to any material matter contained therein.

8.2	The Issuer will also deliver to the Underwriters contemporaneously with the opinions referred to in Section 8.1, opinions of the Auditors (or, in the case of the business acquisition report incorporated by reference in the Preliminary Prospectuses and the Final Prospectuses, a certificate of translation), dated the date of the Canadian Amended Preliminary Prospectus (but excluding, for greater certainty, the documents incorporated by reference therein) or the Canadian Final Prospectus, as applicable, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters, Underwriters’ counsel, the boards of directors of the Issuer and to the Issuer’s counsel to the effect that the Financial Information in the French language and contained in the Canadian Amended Preliminary Prospectus or Canadian Final Prospectus, as applicable, is in all material respects a complete and proper translation of the English language version thereof.

9.	Regulatory Approvals

9.1	The Issuer will file or cause to be filed with the TSX and the NASDAQ, if necessary, all necessary documents and will take or cause to be taken all necessary steps to ensure that the Offered Shares have been approved for listing on the TSX and the NASDAQ, if necessary, prior to the filing of the Canadian Final Prospectus with the Securities Commissions, subject only to satisfaction by the Issuer of the Standard Listing Conditions.

9.2	The Issuer will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and the Issuer will pay all filing fees required to be paid in connection with the Offering.

10.	Distribution and Certain Obligations of Underwriters

10.1	During the course of the distribution of the Offered Shares to the public by or through the Underwriters, the Underwriters will, directly and through other investment dealers or brokers (other than the Underwriters) (each, a “Selling Firm”) upon the terms and conditions set out in the Canadian Final Prospectus or the U.S. Final Prospectus, as applicable, and this Agreement, offer and sell the Offered Shares to the public in those jurisdictions where they may be lawfully offered for sale or sold. The Underwriters will comply with, and will require any Selling Firm to agree to comply with, applicable Securities Laws in connection with the offer to sell or distribution of the Offered Shares. Except in the Qualifying Jurisdictions and the United States, the Underwriters will not, directly or indirectly, solicit offers to purchase or sell the Offered Shares or deliver the Preliminary Prospectuses, the Final Prospectuses or any Supplemental Material so as to require the registration of those Offered Shares or filing of a prospectus with respect to those Offered Shares under the laws of any jurisdiction.

10.2	The Offered Shares will be offered to the public at the Offering Price; provided however, after the Underwriters have made a reasonable effort to sell all of the Offered Shares at the Offering Price, the Underwriters may decrease the Offering Price and such price may be further changed from time to time to an amount not greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Offered Shares is less than the price paid by the Underwriters to the Issuer. For greater certainty, in no event shall the price per Offered Share payable by the Underwriters to the Issuer under this Agreement be less than $6.85.

10.3	The Underwriters will use reasonable commercial efforts to complete and to cause the Selling Firms to complete the distribution of the Offered Shares as soon as possible after the Closing Time.

10.4	The Underwriters will notify the Issuer when, in the Underwriters’ opinion, the Underwriters and the Selling Firms have ceased distribution of the Offered Shares and, promptly after completion of the distribution but, in any event, within the time period required under Canadian Securities Laws, will provide the Issuer, in writing, with a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where that breakdown is required by the Securities Commission of that jurisdiction for the purpose of calculating fees payable to that Securities Commission.

10.5	For the purposes of this Section 10, the Underwriters will be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Jurisdiction and that the Offered Shares are registered under the U.S. Securities Act where a Passport Receipt for the Canadian Final Prospectus has been obtained pursuant to the Passport System following the filing of the Canadian Final Prospectus and the Registration Statement has become effective, as applicable, unless otherwise notified in writing.

10.6	Notwithstanding the foregoing provisions of this Section 10, no Underwriter will be liable to the Issuer under this Agreement with respect to a default by any of the other Underwriters or Selling Firms, as the case may be.

11.	Representations and Warranties of the Issuer

11.1	The Issuer hereby represents, warrants and covenants to and with the Underwriters as follows:

(a)	the Issuer is a corporation incorporated and organized and validly subsisting under the laws of its jurisdiction of incorporation, and is up to date with respect to all of its corporate filings under those laws;

(b)	the Issuer has all necessary corporate power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted and as proposed to be conducted as will be contemplated in the Final Prospectuses;

(c)	the Issuer’s directors are duly appointed;

(d)	the Issuer is a reporting issuer, or the equivalent thereof, under the Securities Laws of all provinces and territories of Canada and is not currently in default in any material respect of any requirement of the Securities Laws of any of the Qualifying Jurisdictions or included on a list of defaulting reporting issuers maintained by any of the securities commissions or similar regulatory authorities in any of the Qualifying Jurisdictions. In particular, without limiting the generality of the foregoing, the Issuer is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Issuer that has occurred and with respect to which the requisite material change report has not been filed other than a material change report in respect of the Offering. None of the Issuer’s Public Disclosure Documents contain a misrepresentation at the date of filing thereof that has not been corrected since filing;

(e)	the Issuer is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the U.S. Exchange Act;

(f)	the Issuer covenants to use its best efforts to maintain its status as a reporting issuer in the Qualifying Jurisdictions and to maintain such status, not in default, from the date hereof up to and including the Closing Date;

(g)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package and except as provided in the Undertaking Regarding Registration Rights dated April 18, 2008 in favour of SNCF Participations SA, no person has any right to demand filing of a prospectus or registration statement or similar document by the Issuer in any jurisdiction or registration of any security of the Issuer in any jurisdiction, and no person will have any such right immediately following the Closing;

(h)	as of the Closing Time the authorized capital of the Issuer consists of an unlimited number of Shares and preferred shares;

(i)	as of the Closing Time, except for the 6.25% convertible subordinated unsecured debentures due June 30, 2018, the 6.75% convertible subordinated unsecured debentures due June 30, 2015, and the 7.5% convertible subordinated unsecured debentures due October 31, 2014, no securities exchangeable or convertible into securities of the Issuer are issued and outstanding;

(j)	the attributes of the Offered Shares conform in all material respects with their descriptions in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package;

(k)	upon issue of the Offered Shares by the Issuer in accordance with this Agreement the Offered Shares will be duly and validly created, authorized and issued as fully-paid and non-assessable Shares of the Issuer;

(l)	this Agreement has been duly executed and delivered by or on behalf of the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, provided that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, that specific performance, injunctive relief and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that rights of indemnity and/or contribution may be limited by applicable law;

(m)	the execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations hereunder, and the consummation by the Issuer of the Offering, and the issuance, sale and delivery of the Offered Shares, have been or, as the case may be, will be at the Closing Time duly authorized;

(n)	except for consents, approvals, authorizations or orders, or filings, registrations or recordings with any Governmental Entity that have been, or will as of the Closing Time be, obtained, no consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Entity is required in connection with the execution and delivery by the Issuer of this Agreement or the performance by the Issuer of its obligations hereunder, and the consummation by the Issuer of the Offering, including the creation, issue and sale of the Offered Shares;

(o)

neither the execution and the delivery of this Agreement and any document executed by the Issuer in connection therewith, nor the consummation of the Offering and thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any

Governmental Entity to which either is subject, or any provision of the Issuer’s organizational documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, except as required pursuant to the SNCF Subscription Agreement, under any agreement, contract, lease, license, instrument or other arrangement to which the Issuer is a party or by which either is bound or to which any of their respective assets is subject, which in the case of item (ii) would have a Material Adverse Effect;

(p)	the Issuer is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

(q)	the Preliminary Prospectuses and the Final Prospectuses, in both the French and English languages and the execution and filing of the Preliminary Prospectuses and the Final Prospectuses, in both the French and English languages, with the Securities Commissions and the SEC, as applicable, have been duly approved and authorized by all necessary action by the Issuer, and each of the Canadian Preliminary Prospectus, the Canadian Final Prospectus, in each case, in both the French and English languages, and the Registration Statement have been duly executed by and on behalf of the Issuer;

(r)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, since December 31, 2011, the Business has been carried on in the Ordinary Course, and neither the Issuer nor any of its subsidiaries has:

(i)	incurred or assumed or paid or discharged any material obligation or liability (direct or contingent), except for current obligations and liabilities incurred in the Ordinary Course;

(ii)	loaned or agreed to lend money to any Person including a shareholder or partner, except loans to an affiliate;

(iii)	sold or otherwise disposed of any fixed or capital assets (other than dispositions having a fair market value, in the case of any single sale or disposition, less than $1,000,000);

(iv)	made, or made any commitments to make, any capital expenditures (other than capital expenditures, in the case of any single capital expenditure, less than $1,000,000) except in the Ordinary Course and except for the purchase of new buses by the Issuer;

(v)	suffered an extraordinary loss, or waived any rights of material value, or entered into any material commitment or transaction not in the Ordinary Course;

(vi)	made any change in its accounting policies; or

(vii)	authorized or agreed or otherwise become committed to do any of the foregoing;

(s)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, subsequent to December 31, 2011 there has not been any Material Adverse Change in respect of the Issuer;

(t)	as at the Closing Time, the TSX and the NASDAQ, if necessary, will have conditionally approved the listing of the Offered Shares, subject to satisfaction by the Issuer of the Standard Listing Conditions;

(u)	the Issuer and each of its subsidiaries has paid or will pay or has made or will make arrangements for the payment of all Governmental Charges in respect of its Business, which are capable of forming or resulting in a Lien, other than a Permitted Lien, on the assets of its business. There are no proceedings either in progress, pending or, to the Actual Knowledge of the Issuer, threatened in connection with any material Governmental Charges in respect of the Business. The Issuer and each of its subsidiaries has withheld or collected and remitted all material amounts required to be withheld or collected and remitted by it in respect of any Governmental Charges;

(v)	except as disclosed in the Offering Documents or as disclosed by the Issuer to the Underwriters or its counsel by email correspondence on or before the date hereof and for which Taxes and any associated penalties or interest have been accrued in the Issuer’s most recently publicly filed financial statements:

(i)	the Issuer and each of its subsidiaries has filed, or caused to be filed, in a timely manner all income and other material Tax Returns that are required to have been filed by them in any jurisdiction prior to the date hereof (all of which Tax Returns were correct and complete in all material respects), and no request for any extension of time within which to file any Tax Returns of, or with respect to them has been made, which Tax Returns have not since been timely filed;

(ii)	the Issuer and each of its subsidiaries has paid, or caused to be paid, all material Taxes and assessments payable by it, whether or not a Tax Return is required to be filed in respect thereof, to the extent such Taxes and assessments have become due and payable and before they have become delinquent, except for any Taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings, and the Issuer and each of its subsidiaries has established reasonable reserves in accordance with generally accepted accounting principles in respect of all estimated Taxes due (a) with respect to periods for which Tax Returns are not due at the Closing Time and (b) Taxes and assessments, the amount, applicability or validity of which is currently being contested;

(iii)	neither the Issuer nor any of its subsidiaries is a party to any Tax allocation or sharing agreement of any kind, whether written or verbal, which could reasonably be expected to have a Material Adverse Effect;

(iv)

no material deficiencies exist or have been asserted with respect to Taxes of the Issuer or any of its subsidiaries, no material unresolved controversies pending, or to the Issuer’s Actual Knowledge, threatened regarding Taxes exist with respect to that the Issuer or any of its subsidiaries and no Tax audits or examinations are pending or, to the Issuer’s Actual Knowledge, threatened in respect of fiscal years ending on or before the Closing Date;

(v)	no waiver and consent in respect of limitation periods or otherwise with respect to any fiscal year has been requested by a Governmental Entity or filed by the Issuer or any of its subsidiaries; and

(vi)	the Issuer and each of its subsidiaries has duly collected or withheld all material amounts on account of any Taxes required by Laws to be collected or withheld by it, has duly and timely remitted to the appropriate Governmental Entity any such amounts required by Laws to be remitted to it prior to the date hereof and amounts so collected or withheld and not yet remitted, if any, will be retained by such party and remitted to the proper Governmental Entity when due. Neither the Issuer nor any of its subsidiaries is a party to any agreement requiring it to make any “excess parachute payments” within the meaning of U.S. Tax Code Section 280G in connection with the Offering.

(w)	in connection with employee matters:

(i)	neither the Issuer nor any of its subsidiaries is a party to any employment agreements or other employment related arrangements which require that a payment or other compensation or benefits be paid or conferred upon any employee, officer or manager of the Issuer or any of its subsidiaries in connection with:

(1)	the execution and delivery by the Issuer or any of its subsidiaries to the extent it is a party or signatory thereto, of this Agreement and any related agreements contemplated in the Final Prospectuses; or

(2)	the performance by the Issuer or any of its subsidiaries to the extent it is a party or signatory thereto, of the transaction contemplated herein and therein;

(ii)	there are no outstanding material loans or advances made by the Issuer or any of its subsidiaries to any current or former employee, officer or manager of the Issuer or any of its subsidiaries other than expense reimbursements and advances in respect thereof in the Ordinary Course and other than loans or advances that will be repaid on or before Closing;

(iii)	there is no strike or lock-out occurring or, to the Actual Knowledge of the Issuer, threatened which would reasonably be expected to have a Material Adverse Effect. To the Actual Knowledge of the Issuer, there are no current material union organizing activities involving employees of the Issuer or any of its subsidiaries; and

(iv)	neither the Issuer nor any of its subsidiaries has any pending arbitration cases, lawsuits or grievances before any Governmental Entity outstanding, including employment standards, unfair labour practices, employment discrimination, occupational health and safety, employment equity, pay equity, workers compensation, human rights and labour relations which would reasonably be expected to have a Material Adverse Effect;

(x)	in connection with labour matters, except as set out in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package or in Schedule 11.1(x), neither the Issuer nor any of its subsidiaries is a party to or bound by any:

(i)	oral or written contract or commitment for the employment or retainer of any individual, including, for greater certainty, any contract or commitment with directors or named executive officers (as defined under Canadian Securities Laws), other than for contracts of indefinite hire terminable by the Issuer or its subsidiaries without cause on reasonable notice;

(ii)	oral or written contract, policy or commitment providing for severance, termination or similar payments to a named executive officer (as defined under Securities Laws), including on a change of control of the Issuer and the applicable subsidiary, as the case may be; or

(iii)	material contract with or commitment to any trade union, council of trade unions, employee bargaining agent or affiliated bargaining agent (collectively called “labour representatives”) and neither the Issuer nor any of its subsidiaries has conducted negotiations with respect to any such future contracts or commitments; no labour representatives hold bargaining rights with respect to any employees of that entity;

(y)	in connection with environmental matters, except for such non-compliance as would not have a Material Adverse Effect:

(i)	the Issuer and its subsidiaries have all environmental, health and safety permits, licenses, variances, approvals and authorizations required under Environmental Law (collectively, the “Environmental Permits”) necessary for the conduct of the Business in compliance with all applicable Environmental Laws and all such Environmental Permits are valid and in full force and effect; and

(ii)	the Issuer and its subsidiaries are in compliance with all applicable Environmental Laws and all Environmental Permits.

(z)	the Issuer and its subsidiaries have provided the Underwriters with copies of all material Phase I and Phase II environmental reports in their possession that relate to their Real Property. None of the matters outlined in such reports could result in any Environmental Claim to the Issuer or its subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. To the Actual Knowledge of the Issuer, there are no other facts or circumstances that could result in any such Environmental Claim to the Issuer or its subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect;

(aa)	in connection with the Business or its operation, neither the Issuer nor any of its subsidiaries:

(i)	has received any request for information or written notice (1) alleging that it or any of its subsidiaries may be in violation of any Environmental Law, or (2) commencing or threatening to commence any proceeding in respect of any Environmental Claim relating to alleged non-compliance with any Environmental Law, or alleging that it or any of its subsidiaries is or may be responsible for any response, clean-up, or corrective action, including any remedial investigation/feasibility study, under any Environmental Law;

(ii)	has received any written notice that it or any of its subsidiaries is the subject of an investigation of a Governmental Entity to evaluate whether any investigation, remedial action or other response is needed to respond to a Release or threatened Release into the environment of any Hazardous Substance;

(iii)	has filed any written notice under or relating to any Environmental Law indicating or reporting any past or present Release (other than permitted Releases) into the environment of any Hazardous Substance or treatment, storage or disposal of, any Hazardous Substance except in compliance with the applicable Environmental Law;

(iv)	to its Actual Knowledge, has an Environmental Liability in connection with (1) any actual spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Substance or (2) any unsafe or unhealthful condition;

(v)	has any Hazardous Substances on, in or under any property or facility, owned, operated or controlled by the Issuer or its subsidiaries in connection with the Business or comprising part of the Issuer’s or its subsidiaries’ assets (except Hazardous Substances used in the Ordinary Course of the Business and which, to its Actual Knowledge, have been used, stored, handled, treated and disposed of in all material respects in accordance with all applicable Environmental Laws) that, under applicable Environmental Laws (1) impose an Environmental Liability on the Issuer or its subsidiaries for removal, remediation, or other clean-up or damage to natural resources, in an amount equal to or greater than $100,000; or (2) which would reasonably be expected to have a Material Adverse Effect; and

(vi)	none of the properties owned, leased or operated by the Issuer and its subsidiaries or any predecessor thereof are now, or were in the past, listed or proposed for listing on the National Priorities List of Superfund Sites or any analogous federal, state, or local list;

(bb)	the Issuer and its subsidiaries have good title to or a valid leasehold interest in all of their respective material personal properties and assets, free and clear of all Liens, except for Permitted Liens. All of the physical assets of the Issuer and each of its subsidiaries required to carry on the Business are in good operating condition and in a state of reasonably good maintenance and repair having regard to the use to which the assets are put and the age thereof;

(cc)	no default (or right of termination which is currently exercisable) exists under any of the Material Contracts on the part of the Issuer or any of its subsidiaries or, to the Actual Knowledge of the Issuer, on the part of any other party to such Material Contracts which could reasonably be expected to have a Material Adverse Effect;

(dd)	there is no Litigation pending or, to the Actual Knowledge of the Issuer, threatened against the Issuer or any of its subsidiaries or any of their respective properties or rights or any assets which would materially and adversely affect the consummation of the Offering or which could reasonably be expected to have a Material Adverse Effect;

(ee)	in connection with real property:

(i)	the Issuer and its subsidiaries have not received written notice of either a violation of any applicable ordinance or other law, order, regulation or requirement, or any condemnation, lien, assessment or the like, relating to any part of the real property owned by the Issuer or any of its subsidiaries (“Real Property”) or the operation thereof which violation, condemnation, lien, assessment or the like would reasonably be expected to have a Material Adverse Effect and, to the Actual Knowledge of the Issuer, there is not presently contemplated or proposed any condemnation or similar action or zoning action or proceeding with respect to any Real Property or the operation thereof. The Issuer and its subsidiaries have good and marketable title to the Real Property free and clear of all Liens other than Permitted Liens; and

(ii)	to the Actual Knowledge of the Issuer, no Person has any option or right of first refusal to purchase, lease or rent any Real Property;

(ff)	in connection with Employee Benefit Plans: Each Benefit Plan which is intended to be qualified under Section 401(a) of the U.S. Tax Code has received a favourable determination letter from the Internal Revenue Service that it is so qualified, and nothing has occurred since the date of such letter than could reasonably be expected to affect the qualified status of such Benefit Plan;

(i)	each Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of applicable Laws;

(ii)	the Issuer and its subsidiaries have not incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any of the Benefit Plans or other retirement plan or arrangement (including, without limitation, any “employee pension benefit plan” as defined in Section 3(2) of ERISA that the Issuer or any of its subsidiaries, or any other entity that together with the Benefit Plans is treated as a single employer under Section 414 of the U.S. Tax Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute), and, to the Actual Knowledge of the Issuer, no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of each Benefit Plan, as of the Closing Date, do not exceed the fair market value of the assets of such plan; and

(iii)	the Issuer and its subsidiaries do not have any material Benefit Plans in Canada or any material Benefit Plans that are subject to Canadian laws;

(gg)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Issuer does not own and has not entered into any agreement to acquire, directly or indirectly, any securities, or other equity or proprietary interest in, any Person and the Issuer has not entered into any agreement to acquire or lease any other material businesses, assets or investments other than in the Ordinary Course;

(hh)	except for the 6.25% convertible subordinated debentures due June 30, 2018, the 6.75% convertible subordinated unsecured debentures due June 30, 2015, the 7.5% convertible subordinated unsecured debentures due October 31, 2014, any stock option plans as approved by Shareholders from time to time, employee stock purchase plans, the Issuer’s dividend reinvestment plan, incentive stock grants (including, for greater certainty, pursuant to the Issuer’s or its subsidiary’s equity incentive plan) or pursuant to the rights previously granted to the holders of securities of the Issuer as set out in this Agreement, or as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, or pursuant to the SNCF Subscription Agreement, no Person has any agreement, option, right or privilege (whether present or future, contingent or absolute, pre-emptive or contractual) or any right capable of becoming an agreement, option, right or privilege, for the issue of any unissued Shares or any other security convertible into or exchangeable for any such Shares of the Issuer or to require the Issuer to purchase, redeem or otherwise acquire any of the issued and outstanding Shares of the Issuer;

(ii)	no order, ruling or determination ceasing or suspending trading in the securities of the Issuer, prohibiting the sale of such securities or preventing or suspending the use of the Final Prospectuses has been issued to the Issuer or its directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(jj)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, none of the directors or officers of any of the Issuer, any Person who owns, directly or indirectly, more than 10% of any class of securities of the Issuer or securities of any Person exchangeable for more than 10% of any class of securities of the Issuer, or any associate or affiliate of the foregoing, respectively, has, or to the Actual Knowledge of the Issuer intends to have, any interest, direct or indirect, in any transaction or any proposed transaction with the Issuer which materially affects, is material to or will materially affect the Issuer or a subsidiary of the Issuer;

(kk)	there are no judgments unsatisfied against the Issuer or, to the knowledge of the Issuer, any consent decrees or injunctions to which the Issuer is subject except such judgments, consent decree or injunctions which will not either individually or in the aggregate have a Material Adverse Effect;

(ll)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, no default exists under and no event has occurred or, to the Actual Knowledge of the Issuer, has been threatened, which after notice or lapse of time or both, or otherwise, would constitute a default under or breach of, by the Issuer, or, to the Actual Knowledge of the Issuer, any other Person, any obligation, agreement, covenant or condition contained in any material contract, indenture, trust, deed, mortgage, loan agreement, note, lease, licence or other material agreement or instrument to which the Issuer is, or will, at the Closing Time be, a party or by which the Issuer or any of its properties may be bound except such defaults or breaches which will not either individually or in the aggregate have a Material Adverse Effect;

(mm)	except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, as of the Closing Time the Issuer will have no liabilities, contingent or otherwise, which materially adversely affects or may materially adversely affect the business, operations, assets, liabilities, ownership, management, securities, capital, prospects or condition (financial or otherwise) of the Issuer;

(nn)	other than as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package to the knowledge of the Issuer there is no legislation or any other action undertaken by any federal, provincial, state, municipal, county or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may materially adversely affect the business, operations, assets, liabilities, ownership, management, securities, capital, prospects or condition (financial or otherwise) of the Issuer;

(oo)	except for the 6.25% convertible subordinated unsecured debentures due June 30, 2018, the 6.75% convertible subordinated unsecured debentures due June 30, 2015, the 7.5% convertible subordinated unsecured debentures due October 31, 2014, mortgages issued pursuant to the senior credit facility between the Issuer and a syndicate of financial institutions dated as of December 14, 2006 and most recently amended and restated on February 4, 2011 in the form of a secured credit facility in the approximate amount of $140 million (including a US$95 million loan facility and a $45.0 million loan facility), mortgages issued pursuant to the senior note agreement dated as of December 14, 2006, as most recently amended and extended on November 10, 2011, between the Issuer and two Canadian insurance companies in the form of a US$35 million senior secured facility, and except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, none of the Issuer or any of its subsidiaries has outstanding any bonds, debentures, notes, mortgages or other indebtedness for borrowed money which are material to the Issuer and, except as disclosed in the Preliminary Prospectuses, the Final Prospectuses and the Disclosure Package, the Issuer has not agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness for borrowed money;

(pp)	all accounts receivable of the Issuer and its subsidiaries reflected on the unaudited consolidated balance sheet as of December 31, 2011 (the “Current Balance Sheet”), and all accounts receivable which have arisen since the date of the Current Balance Sheet are valid and will have arisen only from bona fide arm’s-length transactions in the Ordinary Course of the Business. To the Actual Knowledge of the Issuer, no basis exists for the assertion of any material counterclaim or set-off against any receivables of the Issuer or any of its subsidiaries;

(qq)	the Financial Statements:

(i)	have been prepared in accordance with Canadian generally accepted accounting principles or U.S. generally accepted accounting principles, as applicable, and the audited financial statements of the Issuer for the fiscal year ended June 30, 2011 have been reconciled to U.S. generally accepted accounting principles in accordance with Item 18 of Form 20-F under the U.S. Exchange Act, in each case applied on a basis consistent with those of preceding fiscal periods;

(ii)	present fairly and correctly, in all material respects, the consolidated assets, liabilities and financial condition of the Issuer as at December 31, 2011 and the results of its operations and the changes in the Issuer’s consolidated financial position for the period then ended; and

(iii)	contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Issuer on a consolidated basis;

(rr)	the Issuer is not and will not be as a result of the execution and the delivery of this Agreement, and the consummation of the Offering, an “Investment Company” as defined in the Investment Company Act;

(ss)	the Trust Company, at its principal office in Toronto, has been duly appointed as the registrar and transfer agent with respect to the Shares in Canada and the United States;

(tt)	the Issuer will promptly file all reports required to be filed by it with the Securities Commissions under applicable Canadian Securities Laws, and with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the U.S. Securities Act) in connection with the offering or sale of the Offered Shares, and during such same period will advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Securities Commissions or the SEC of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Shares, of the suspension of the qualification of the Offered Shares for offering or sale in any of the Qualified Jurisdictions and the United States, of the initiation or threat, to the knowledge of the Corporation, of any proceeding for any such purpose, or of any request by the Securities Commissions or the SEC for the amending or supplementing of the Canadian Prospectuses, the Registration Statement or the U.S. Prospectuses or for additional information relating to the Offered Shares; and the Issuer will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

(uu)	the Issuer will timely file such reports pursuant to the U.S. Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the U.S. Securities Act; and

(vv)	the Issuer maintains a system of internal control over financial reporting in accordance with criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control Integrated Framework”, has assessed the effectiveness of those controls, and based on this assessment has determined that the Issuer maintains effective internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or U.S. generally accepted accounting principles, as applicable, and to maintain asset accountability; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

11.2	Unless the Issuer and the Underwriters otherwise agree in writing, neither the Issuer nor any Underwriter has made and none of them will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule 11.2 hereto and in respect of any electronic roadshow furnished to the Underwriters prior to first use and not objected to by the Underwriters. Any such Free Writing Prospectus consented to by the Underwriters or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (i) it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it will comply with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

12.	Material Change

12.1	The Issuer will promptly inform the Underwriters in writing during the period prior to the Closing Time and at any time when a prospectus relating to the Offered Shares is required to be delivered under the U.S. Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the U.S. Securities Act) of the full particulars of:

(a)	any change (actual, anticipated, contemplated or threatened) in the assets, liabilities (contingent or otherwise), business, affairs, operations or capital of the Issuer;

(b)	any change in any matter referred to in any Offering Document (other than any matter relating solely to any of the Underwriters); or

(c)	any other fact, event or circumstance,

of which it is aware and which,

(i)	is or may be, of such a nature as to render the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus, the Canadian Final Prospectus or any Supplemental Material misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying with any of the Canadian Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Shares, or

(ii)	results in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or U.S. Final Prospectus, in light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Amended Preliminary Prospectus or the U.S. Final Prospectus to comply with the requirements of the U.S. Securities Laws.

12.2	The Issuer will promptly comply with all applicable filing and other requirements under the Securities Laws arising as a result of any change, fact, event or circumstance referred to in Section 12.1 and the Issuer will prepare and the Issuer will file under all applicable Securities Laws, as promptly as possible, and in any event within any time limit prescribed under applicable Securities Laws, any Supplemental Material as may be required under applicable Securities Laws or which, in the opinion of both the Underwriters and the Issuer, acting reasonably, may be advisable; provided that the Issuer will allow the Underwriters and their counsel to participate fully in the preparation of any Supplemental Material and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to execute responsibly any certificate required to be executed by them in any Supplemental Material and the Underwriters will have approved the form of any Supplemental Material, such approval not to be unreasonably withheld and to be provided in a timely manner, and the Issuer will otherwise comply with all legal requirements necessary to continue to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions and the United States.

12.3	In addition to the provisions of Sections 12.1 and 12.2, the Issuer will, in good faith, discuss with the Underwriters any fact, change, event or circumstance (actual, anticipated, contemplated or threatened) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Underwriters under Section 12.1 and will consult with the Underwriters with respect to the form and content of any Supplemental Material proposed to be filed by the Issuer.

12.4	During the period commencing on the date hereof and ending on the completion of the distribution of the Offered Shares, the Issuer will promptly inform the Underwriters of the full particulars of:

(a)	any request of any Securities Commission or the SEC for any amendment to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Subsequent Disclosure Document or any part of the Public Disclosure Documents or for any additional information;

(b)	the issuance by any Securities Commission, the SEC, the TSX, the NASDAQ or by any other competent authority of any order to cease or suspend trading of any securities of the Issuer or of the institution or threat of institution of any proceedings for that purpose; or;

(c)	the receipt by the Issuer of any communication from any Securities Commission, the SEC, the TSX, the NASDAQ or any other competent authority relating to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses, any Subsequent Disclosure Document or any other part of the Public Disclosure Documents or the distribution of the Offered Shares.

13.	Conditions of Closing

13.1	The Underwriters’ obligations under this Agreement will be subject to the following conditions being fulfilled which are for the exclusive benefit of the Underwriters, any of which may be waived, in whole or in part, by the Underwriters, in their sole discretion, pursuant to Section 14.2 hereof:

(a)	the Underwriters will have received a legal opinion, subject to customary limitations, assumptions and qualifications, dated as of the Closing Date addressed to the Underwriters from the Issuer’s Canadian counsel in form and content to the reasonable satisfaction of the Underwriters’ counsel with respect to the following matters:

(i)	the Issuer:

(1)	is a corporation incorporated and validly existing under the laws of its jurisdiction of incorporation; and

(2)	has all necessary corporate power, authority and capacity to own or lease its property and assets and to carry on its business as presently conducted as described in the Final Prospectus;

(ii)	the Issuer is authorized to issue an unlimited number of Shares, of which, as at the Closing Time, such numbers of Shares as noted in the Canadian Final Prospectus will be validly issued and outstanding as fully paid and non-assessable securities of the Issuer;

(iii)	to its knowledge, as of the Closing Time, except for the 6.25% convertible subordinated unsecured debentures due June 30, 2018, the 6.75%

convertible subordinated unsecured debentures due June 30, 2015 and the 7.50% convertible subordinated unsecured debentures due October 31, 2o14, no securities exchangeable or convertible into Shares will be issued and outstanding;

(iv)	all necessary corporate action has been taken by the Issuer to authorize the creation, issue, sale and delivery of the Offered Shares, and, the Issuer having received the consideration for the issue thereof, Offered Shares have been validly issued and are outstanding as fully paid and non-assessable shares of the Issuer;

(v)	all necessary corporate action has been taken to authorize the execution and delivery by the Issuer of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms, provided that enforcement may be limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors’ rights generally, specific performance, injunctive relief and other equitable remedies may be granted only in the discretion of a court of competent jurisdiction and that rights of indemnity and/or contribution set out in this Agreement may be limited by applicable law;

(vi)	no consent, approval, authorization or order of, and no filing, registration or recording with, any Governmental Entity is required in connection with the execution and delivery by the Issuer of this Agreement, or the performance by the Issuer of its obligations hereunder, as applicable, and the consummation by the Issuer of the Offering, including the creation, issuance, sale and delivery of the Offered Shares, except for consents, approvals, authorizations or orders, or filings, registrations or recordings with any Governmental Entity that have been obtained;

(vii)	the execution and the delivery of this Agreement, and the consummation of the Offering, will not:

(1)	conflict with or result in or will result in a breach of or default under any of the terms, conditions or provisions of the constating documents of the Issuer or the resolutions of its directors or Equity Holders or any committee thereof; or

(2)	conflict with or result in a breach of or default under any applicable law, or, to its knowledge, any judgment, order or decree of any Governmental Entity having jurisdiction over the Issuer or any of its respective assets or properties;

(viii)

each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, in both the French and English languages, and the execution and filing of each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, in both the French and English languages, with the Securities Commissions have been duly approved and authorized by all necessary corporate action by the Issuer, and each of the Canadian Preliminary Prospectus, the Canadian Amended Preliminary Prospectus and the Canadian Final Prospectus, in both the French and English languages, have been duly executed by the Issuer;

(ix)	the distribution of the Offered Shares complies, in all material respects, with all laws in the Province of Quebec relating to the use of the French language in connection therewith;

(x)	the Issuer is a reporting issuer or the equivalent thereof in each Qualifying Jurisdiction where such concept exists and is not in default under the Canadian Securities Laws of any Qualifying Jurisdiction;

(xi)	all necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled under the laws of each of the Qualifying Jurisdictions in order to qualify the Offered Shares for distribution and sale to the public through investment dealers or brokers who are registered under applicable legislation of the Qualifying Jurisdictions and who have complied with the relevant provisions of such applicable legislation;

(xii)	the TSX has conditionally approved the listing and posting for trading of the Offered Shares subject to fulfilling the Standard Listing Conditions by the date required by the TSX;

(xiii)	provided the Offered Shares are listed on a designated stock exchange, as defined in the Tax Act, the Offered Shares will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds, deferred profit sharing plans (except a deferred profit sharing plan to which the Issuer, or an employer that does not deal at arm’s length with the Issuer, has made a contribution), registered disability savings plans and tax-free savings accounts;

(xiv)	the Trust Company, at its principal offices in Toronto, has been duly appointed as the registrar and transfer agent with respect to the Shares; and

(xv)	the directors of the Issuer are duly appointed.

(b)	the Underwriters will have received a legal opinion, subject to customary limitations, assumptions and qualifications, dated as of the Closing Date addressed to the Underwriters from the Issuer’s U.S. securities counsel in form and content to the reasonable satisfaction of the Underwriters’ counsel with respect to the following matters:

(i)

The Registration Statement and the U.S. Final Prospectus, as of their respective effective or issue dates, appear on their face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, and the statements in the Disclosure

Package and the U.S. Final Prospectus under the caption “Income Tax Considerations - Certain United States Federal Income Tax Considerations,” as to which such counsel expresses no opinion; the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act;

(ii)	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which such counsel expresses no opinion) is required under any Applicable Law for the issuance or sale of the Offered Shares or the performance by the Issuer of its obligations under this Agreement. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the United States of America. For purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the United States of America, in each case which are normally applicable to the transactions of the type contemplated by this Agreement;

(iii)	The Issuer is not and, after giving effect to the offering and the sale of the Offered Securities and the application of their proceeds as described in the Disclosure Package and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act; and

(iv)	The issuance and sale of the Offered Shares by the Issuer, the compliance by the Issuers with all of the provisions of this Agreement and the performance by the Issuer of its obligations hereunder will not violate Applicable Law or any judgment, order or decree of any court or arbitrator in the United States known to such counsel.

Such counsel will state in a separate letter that they have participated in the preparation of the Registration Statement, the Disclosure Package and the U.S. Final Prospectus (excluding the documents incorporated by reference therein) and in conferences with officers and other representatives of the Issuer, representatives of the independent chartered accountants for the Issuer, the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the U.S. Final Prospectus and related matters were discussed and, although such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy or completeness of the statements contained in any of them, based upon such participation (and relying as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Issuer), no facts have come to such counsel attention to lead such counsel to believe that (a) the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, and the statements in the Disclosure Package and the U.S. Final Prospectus under the caption “Income Tax Considerations - Certain United States Federal Income Tax Considerations,” as to which such counsel expresses no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the time the U.S. Final Prospectus was issued, at the time any amended or supplemented prospectus was issued or at the Closing Time, the U.S. Final Prospectus or any other amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, and the statements in the U.S. Final Prospectus under the caption “Income Tax Considerations - Certain United States Federal Income Tax Considerations,” as to which such counsel expresses no such belief) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) as of the Initial Sale Time, the Disclosure Package (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, and the statements in the Disclosure Package and under the caption “Income Tax Considerations - Certain United States Federal Income Tax Considerations,” as to which such counsel expresses no such belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)	the Underwriters will have received a legal opinion, subject to customary limitations, assumptions and qualifications, dated as of the Closing Date addressed to the Underwriters from the Issuer’s U.S. tax counsel in form and content to the reasonable satisfaction of the Underwriters’ counsel that the statements in the Disclosure Package and the U.S. Final Prospectus under the caption “Income Tax Considerations - Certain United States Federal Income Tax Considerations,” to the extent they constitute summaries of United States federal law or regulations or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that heading in all material respects.

(d)	the Underwriters will have received a legal opinion, dated as of the Closing Date and addressed to the Underwriters, from Torys LLP, Canadian and U.S. counsel to the Underwriters, in form and content to the reasonable satisfaction of the Underwriters with respect to such matters as the Underwriters may reasonably request;

(e)	the Underwriters will have received certificates dated the Closing Date signed by those senior officers on behalf of the Issuer, as may be acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to all such matters as the Underwriters may reasonably request, including the following:

(i)	the constating documents of the Issuer;

(ii)	the resolutions of the directors of the Issuer relevant to the approval of the Final Prospectus and the signing and filing thereof, creation, issuance and sale of the Offered Shares; and

(iii)	the incumbency and signatures of signing officers of the Issuer;

(f)	the Underwriters will have received at the Closing Time a certificate dated the Closing Date addressed to the Underwriters and signed by two senior officers of the Issuer, certifying for and on behalf of Issuer:

(i)	subsequent to the respective dates as at which information is given in the Final Prospectuses or any Supplemental Material there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) to the business, affairs, assets, liabilities (contingent or otherwise), capital or prospects of the Issuer or its subsidiaries, taken as a whole, and none of the Issuer or its subsidiaries has entered into any transaction out of the ordinary course of business which is material to the Issuer or the subsidiaries, taken as a whole, other than as disclosed in the Final Prospectus or any Supplemental Material;

(ii)	there are no actions, suits, proceedings or inquiries pending or threatened against or affecting the Issuer or its subsidiaries at law or in equity or before or by any federal, provincial, state, municipal, county or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way materially adversely affect the Issuer or its subsidiaries, taken as a whole, or the transaction contemplated by this Agreement;

(iii)	no order, ruling or determination having the effect of ceasing or suspending trading in the Shares or prohibiting the sale of the Offered Shares has been issued, no proceedings for such purpose have been instituted no proceedings for such purpose are pending or, to the Actual Knowledge of the Issuer, threatened;

(iv)	the Issuer has complied with all of its obligations under the SNCF Subscription Agreement as required in connection with the Offering of the Offered Shares;

(v)	the Issuer has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied by it up to the Closing Time; and

(vi)	the representations and warranties of the Issuer contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transaction contemplated by this Agreement;

and all of those matters will in fact be true and correct as at the Time of Closing and none of the Underwriters shall have any knowledge to the contrary;

(g)	the Underwriters will have received at the Closing Time a comfort letter dated as of the Closing Date addressed to the Underwriters from the Auditors substantially in the form requested by the Underwriters, acting reasonably, updating the comfort letter or letters to be delivered to the Underwriters pursuant to Section 7, provided that such letter may be based on a review by the Auditors having a cut-off date not more than two business days prior to the Closing Date;

(h)	all actions required to be taken by or on behalf of the Issuer including the passing of all requisite resolutions of the directors of the Issuer and all requisite filings with governmental authorities, Securities Commissions, the SEC or courts will have occurred at or prior to the Closing Time, so as to validly authorize the execution and filing of the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement and any Supplemental Material, and to authorize and issue the Offered Shares having the attributes contemplated by the Final Prospectuses;

(i)	the Offered Shares will have been approved for listing and posting for trading on the TSX and the NASDAQ, if necessary, subject only to the Standard Listing Conditions;

(j)	the Financial Industry Regulatory Authority, Inc. shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements or transactions, contemplated hereby which remain unresolved; and

(k)	the Underwriters will have received such other certificates, opinions, agreements, materials or documents, in form and substance satisfactory to the Underwriters, as the Underwriters may reasonably request.

13.2	In giving the opinions contemplated in Section 13.1, counsel may rely:

(a)	as to matters of fact, to the extent appropriate in the circumstances, on certificates of the Auditors and on certificates of the Issuer executed on their respective behalf by a senior officer, acceptable to the Underwriters, acting reasonably;

(b)	on the opinions of local counsel acceptable to the Underwriters and their Underwriters’ counsel (signed copies should be addressed to and delivered to the Underwriters and their counsel), acting reasonably, as to matters respecting the qualification of the Offered Shares for sale to the public and as to other relevant matters in the Qualifying Jurisdictions and all other relevant jurisdictions; and

(c)	in the case of counsel to the Underwriters and to the extent necessary, on the opinion of the Issuer’s counsel or local counsel.

14.	Termination by Underwriters in Certain Events

14.1	Each Underwriter will be entitled to terminate its obligation to purchase the Offered Shares, without liability on the Underwriter’s part, by written notice to that effect given to the Issuer and BMO at or prior to the Closing Time:

(a)

if, any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is commenced, announced or threatened or any order is issued under or pursuant to any relevant statute or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any third party, including, without limitation, the TSX, NASDAQ or any securities regulatory authority (other than any such inquiry, action, suit, investigation or other proceeding or order relating solely to any of the Underwriters) or there is any change of law, or interpretation or administration thereof, which, in the reasonable opinion of that Underwriter, acting in good faith, (i) operates to prevent or materially restrict the trading in, or materially and adversely impacts the distribution or the marketability of the Offered Shares or materially and adversely affects or will materially and adversely affect the market price or value of the Offered Shares, as applicable; or (ii) operates to prevent, suspend, hinder, delay, restrict or otherwise materially adversely affect the transaction contemplated by the Final Prospectuses;

(b)	there occurs any material change (actual, imminent or reasonably expected) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Issuer or its subsidiaries, taken as a whole, howsoever caused, or there should be discovered any previously undisclosed material fact (other than a material fact related solely to any of the Underwriters) or there should occur a change (other than a change related solely to any of the Underwriters) in a material fact contained in the Final Prospectuses, in each case which, in the opinion of that Underwriter, could reasonably be expected to have a significant adverse effect on the market price or value of the Offered Shares;

(c)	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including any act of terrorism, war or like event, or any governmental action, law, regulation, inquiry or other occurrence of any nature which, in the reasonable opinion of such Underwriter, materially adversely affects or may reasonably be expected to materially and adversely affect the financial markets in Canada or the United States or the business, operations or affairs of the Issuer and its subsidiaries, taken as a whole, or the marketability of the Offered Shares; or

(d)	there is announced any change or proposed change in the Tax Act or U.S. Tax Code or any other tax laws of Canada or the United States or any other jurisdiction and such change would, in the opinion of the Underwriter, acting reasonably, be expected to have a significant adverse effect on the market price, value or marketability of the Offered Shares.

14.2	All terms and conditions in this Agreement will be construed as conditions, and any breach of or failure to comply with any such terms or conditions which in the reasonable opinion of any of the Underwriters materially and adversely affects the sale or distribution by it of the Offered Shares will entitle each Underwriter at any time prior to the Closing Time to terminate its obligations under this Agreement forthwith by written notice to that effect given to the Issuer. It is understood that the Underwriters or any of them may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Underwriters or any of them in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on an Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

14.3

In the event of any termination of the Underwriters’ obligations under this Agreement by one of the Underwriters in accordance with the terms of this Agreement, the other Underwriters will be deemed contemporaneously to have terminated their obligations under this Agreement unless the other Underwriters or any of them will, within 24 hours after notice of termination is given, notify the

Issuer that they are assuming the obligations of the Underwriter terminating its obligations. Any termination by any of the Underwriters pursuant to the provisions of this Agreement will be effected by notice delivered to the Issuer. The rights of termination contained in this Section 14 are in addition to any other rights or remedies the Underwriters may have in respect of any default, misrepresentation, act or failure to act of the Issuer in respect of any matters contemplated by this Agreement. In the event of any such termination, there will be no further liability on the part of the Issuer or the Underwriters except for any liability provided for in Section 15 and Section 16.2.

15.	Indemnification

15.1	Subject to the terms of this Section 15, the Issuer, on the basis provided herein, protect, hold harmless and indemnify each of the Underwriters and their respective affiliates and their respective directors, officers, employees, shareholders and agents, and each person who controls any Underwriter within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act (collectively, the “Indemnified Parties” and individually an “Indemnified Party”) from and against all Damages, which any of them may pay or incur with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, a “Claim”), including the reasonable fees and expenses of legal counsel on a solicitor and own client basis, to which any Indemnified Party may become subject or otherwise involved, in any capacity insofar as Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly:

(a)	any breach of or default by the Issuer of any of its representations, warranties, covenants or agreements in this Agreement or any other document to be delivered pursuant hereto or the failure of the Issuer to comply with any of its obligations hereunder;

(b)	the Preliminary Prospectuses, the Final Prospectuses, the Disclosure Package and any Supplemental Material, including (in each case) the Public Disclosure Documents incorporated by reference therein, or any information or statement (except any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion in such document) contained in such documents being or being alleged to contain or be a misrepresentation or untrue or any omission or alleged omission to state in those documents any material fact (except facts relating solely to the Underwriters or any of them, provided by the Underwriters in writing for inclusion in such document) required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(c)	the Registration Statement, or any information or statement (except any information or statement relating solely to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion in such document) contained in the Registration Statement being or being alleged to contain or be a misrepresentation or untrue or any omission or alleged omission to state in those documents any material fact (except facts relating solely to the Underwriters or any of them, provided by the Underwriters in writing for inclusion in such document) required to be stated in those documents or necessary to make any of the statements therein not misleading;

(d)	any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority or stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating to the Underwriters, or any of them, provided by the Underwriters in writing for inclusion in such document) contained in any of the Offering Documents; or

(e)	the Issuer not complying with any requirement of any applicable Securities Laws relating to the Offering contemplated hereby.

15.2	If any Claim contemplated by this Section 15 is asserted against any of the Indemnified Parties, or if any potential Claim contemplated by this Section 15 comes to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned will notify in writing the Issuer as soon as reasonably practicable, of the nature of the Claim (provided that any failure to so notify in respect of any potential Claim will not affect the liability of the Issuer under this Section 15 except to the extent that any failure to so notify in respect of any actual Claim materially increases the liability of the Issuer under this Section 15).

15.3	The Issuer will, subject to the following, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce a Claim; provided that the defence will be through legal counsel selected by the Issuer and acceptable to the Indemnified Party, acting reasonably, and no admission of liability will be made by the Indemnified Party without, in each case, the prior written consent of all the Indemnified Parties affected and the Issuer, in each case, which consent will not be unreasonably withheld. An Indemnified Party will have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless:

(a)	the Issuer fails to assume the defence of the suit on behalf of the Indemnified Party within ten days of receiving notice of the suit;

(b)	the employment of that counsel has been authorized by the Issuer; or

(c)	the named parties to the suit (including any added or third parties) include the Indemnified Party and the Issuer, and the Indemnified Party has been advised in writing by counsel that there are legal defences available to the Indemnified Parties that are different or in addition to those available to the Issuer or that representation of the Indemnified Party by counsel for the Issuer is inappropriate as a result of the potential or actual conflicting interests of those represented;

(in each of the cases set out in Sections 15.3 (a), (b) or (c) the Issuer will not have the right to assume the defence of the suit on behalf of the Indemnified Party, but the Issuer will be liable to pay the reasonable fees and expenses of separate counsel for all Indemnified Parties and, in addition, of local counsel in each applicable jurisdiction on a solicitor and own client basis). Notwithstanding the foregoing, no settlement may be made by an Indemnified Party without the prior written consent of the Issuer, which consent will not be unreasonably withheld.

15.4	The rights of indemnity contained in this Section 15 will not inure to the benefit of the Underwriters if the Issuer has complied with the provisions of Sections 4, 5 and 12 (to the extent relating to a delivery of the prospectus in question) and the Person asserting any Claim contemplated by this Section 15 was not provided with a copy of a Final Prospectus or Supplemental Material which corrects any untrue statement or information, misrepresentation (for the purposes of Securities Laws or any of them) or omission which is the basis of the Claim and which is required under Securities Laws to be delivered to that Person by the Underwriters or members of their banking or selling group (if any).

15.5	The Issuer hereby acknowledges and agrees that, with respect to this Section 15, the Underwriters are contracting on their own behalf and as agents for their affiliates, directors, officers, employees and agents and their respective affiliates, directors, officers, employees and agents (collectively, the “Beneficiaries”). In this regard, each of the Underwriters will act as trustee for the Beneficiaries of the covenants of the Issuer under this Section 15 with respect to the Beneficiaries and accepts these trusts and will hold and enforce those covenants on behalf of the Beneficiaries.

15.6	Neither the Issuer nor any Underwriter will, without each of the other’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any and all liabilities arising out of such action, suit, proceeding, investigation or claim.

15.7	In order to provide for just and equitable contribution in circumstances in which an indemnity provided in this Section 15 in respect of a Claim would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, or is insufficient to hold any Indemnified Party harmless, the Issuer will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Issuer, on the one hand, and the Indemnified Party, on the other hand, but also the relative fault of the Issuer and the Indemnified Party as well as any relevant equitable considerations; provided that in no event will an Indemnified Party be liable to pay or contribute an amount in excess of the aggregate amount of the fees actually received by the Indemnified Party under this Agreement.

15.8

In the event and to the extent that a court of competent jurisdiction, in a final judgment from which no appeal can be made, will determine that a Claim resulted from the fraud, fraudulent misrepresentation, gross negligence or willful misconduct of the Indemnified Party, such Indemnified Party will cease to be entitled to claim indemnification under this Section 15 or contribution under Section 15.7 for such Claim from any Person that has not engaged in such fraud, fraudulent misrepresentation, gross negligence or willful misconduct (provided that for greater certainty, an Underwriter’s failure to conduct such reasonable investigations so as to provide reasonable grounds for a belief that the Final

Prospectuses or any amendment contained no misrepresentation (or, colloquially, to permit the Underwriter to sustain a “due diligence defense” under Canadian Securities Laws) shall not constitute “gross negligence” for purposes of this section 15.8 or otherwise disentitle an Indemnified Party from claiming indemnification or contribution).

15.9	For greater certainty, the Issuer will not have any obligation to contribute pursuant to Section 15.7 in respect of any Claim except to the extent the indemnity given by it in this Section 15 would have been applicable to that Claim in accordance with its terms, had that indemnity been found to be enforceable and available to the Indemnified Parties.

15.10	The rights to contribution provided in this section will be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law provided that Sections 15.7 and 15.9 will apply, mutatis mutandis, in respect of that other right.

15.11	If any Claim is brought in connection with the Offering and any of the Underwriters is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, it will have the right, acting reasonably, to employ its own counsel in connection therewith, and the fees and disbursements of such counsel in connection therewith as well as its reasonable fees at the normal per diem rate for its directors, officers, employees and agents involved in preparation for and attendance at such proceedings or in so responding and any other reasonable costs and out-of-pocket expenses incurred by it in connection therewith will be paid by the Issuer as they are incurred.

15.12	The obligations under this Section 15 will apply whether or not the Offering contemplated by this Agreement is completed and will survive the completion of the Offering contemplated under this Agreement and the termination of this Agreement.

16.	Fees and Expenses

16.1	In consideration of the agreement of the Underwriters to purchase the Offered Shares and to offer them to the public pursuant to the Final Prospectuses, and for providing the following services: acting as financial advisers to the Issuer; assisting in the preparation of the Preliminary Prospectuses, the Final Prospectuses, the Registration Statement and any Supplemental Material; and distributing the Offered Shares to the public both directly and through other registered dealers and brokers, the Issuer agrees to pay to the Underwriters at the Closing Time a fee equal to 5.0% of the aggregate purchase price for the Firm Shares and the Option Shares purchased by the Underwriters, being an aggregate fee with respect to the Firm Shares of $3,750,375 or $0.3425 per Offered Share. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and any taxable supplies provided will be incidental to the exempt financial services provided. However, in the event that the Canada Revenue Agency determines that goods and services tax and/or harmonized sales tax provided for in the Excise Tax Act (Canada) is exigible on the fees paid to the Underwriters, the Issuer agrees to pay the amount of goods and services tax and/or harmonized sales tax forthwith upon the request of the Underwriters. The Issuer also agrees to pay the Underwriters’ expenses as set forth in Section 16.2 hereof.

16.2	All expenses of or incidental to the authorization, issuance and delivery of the Offered Shares and of or incidental to all matters in connection with the transactions set out in this Agreement will be borne by the Issuer, including, without limitation:

(a)	expenses payable in connection with the registration or qualification for distribution of the Offered Shares under applicable Securities Laws, including, if applicable, any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification);

(b)	any filings required to be made with the Financial Industry Regulatory Authority Inc. (including filing fees and the reasonable fees and expenses of Underwriters’ counsel relating to such filings);

(c)	the fees, expenses and disbursements of the Auditors, independent experts, counsel to the Issuer and all related local counsel; and

(d)	all costs incurred in connection with the preparation, translation, filing and printing of the Preliminary Prospectuses, the “green sheet”, the Final Prospectuses, the Registration Statement and any Supplemental Material;

including Canadian federal goods and services tax and/or harmonized sales tax exigible in respect of any of the foregoing. The Issuer will reimburse the Underwriters from time to time for all such expenses forthwith upon the Underwriters’ written request or requests. Notwithstanding the foregoing, the fees and disbursements of counsel for the Underwriters and the Underwriters’ out-of-pocket expenses shall be borne by the Underwriters, except that the Underwriters will be reimbursed by the Issuer for all these fees, disbursements and expenses, to the extent they are reasonable, if the sale of the Offering is not completed, other than as a result of the failure of an Underwriter to comply with the terms of this Agreement.

17.	Closing

17.1	The closing of the purchase and sale of the Firm Shares will be completed at the Closing Time at the offices of Goodmans LLP, 333 Bay Street, Suite 3400, Toronto, Ontario, M5H 2S7, or at any other place determined in writing by the Issuer and the Underwriters. At the Closing Time, the Issuer will duly and validly deliver to BMO on behalf of the Underwriters:

(a)	one or more global certificates representing the Firm Shares registered in the name of “CDS & Co.”, “Cede & Co.” or such other name as the Underwriters may notify to the Issuer in writing not less than 48 hours prior to the Closing Time, against payment to the Issuer, or as the Issuer may direct to the Underwriters in writing not less than 48 hours prior to the Closing Time, of the purchase price. The certificate in global form representing the Firm Shares shall be delivered by BMO to the CDS Clearing and Depository Services Inc. (“CDS”) or the Depository Trust Company (“DTC”), together with a direction to CDS or DTC with respect to the crediting of Firm Shares to the accounts of the participants of CDS or DTC;

(b)	the requisite legal opinions and certificates as contemplated above; and

(c)	all further documentation as may be contemplated in this Agreement or as counsel to the Underwriters may reasonably require;

against payment by the Underwriters to or to the direction of the Issuer, by wire transfer or bank transfer in immediately available funds, of the purchase price for the Firm Shares being issued and sold by the Issuer under this Agreement less (i) the underwriting fee respecting the Firm Shares as described in Section 16.1, and (ii) any reimbursable expenses payable by the Issuer to the Underwriters for which written request has been provided by the Underwriters to the Issuer pursuant to Section 16.2.

17.2	The closing of the purchase and sale of any Option Shares shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from BMO, on behalf of the Underwriters, to the Issuer of the Underwriters’ determination to purchase that number of Option Shares specified in such notice. The closing of the purchase and sale of any Option Shares shall be completed at the offices of Goodmans LLP in Toronto, Ontario or at such other time and place as may be agreed upon in writing by the Issuer and the Underwriters. If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Shares shall apply in relation to the purchase by the Underwriters of any Option Shares at the Closing Time on the Option Closing Date (except for the provisions set out in Sections 13.1(a), (b), (c) and (f)).

18.	Restrictions on Further Issues or Sales

18.1

Without the prior written consent of BMO, which consent may not be unreasonably withheld, during the period commencing on the date of this Agreement and ending on the day which is 90 days following the Closing Date, except pursuant to this Agreement, the Issuer will not, (i) directly or indirectly, authorize, issue, offer, sell, resell or otherwise dispose of any Shares or securities convertible or exchangeable for or exercisable into Shares, or agree to any such offer, sale or issuance except for the purposes of (a) issuing securities in connection with any arm’s length property or share acquisition in the normal course of business or in connection with any business combination or similar transaction, provided that notice of any such issue is provided to BMO, (b) granting trustee, employee, consultant and director compensation and incentives, (c) satisfying currently outstanding instruments and contractual commitments (including, without limitation, in favour of SNCF Participations SA),rights, warrants, options and convertible debentures (including, without limitation, the Issuer’s outstanding convertible debentures), (d) issuing Shares pursuant to the Issuer’s dividend reinvestment plan, and (e) issuing in connection with acquisitions which individually and in the aggregate are non-

material, or (ii) enter into any agreement or arrangement under which the Issuer acquires or transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether that agreement or arrangement may be settled by the delivery of Shares or other securities or cash, or agree to become bound to do so, or disclose to the public any intention to do so.

19.	Obligations of the Underwriters to Purchase the Offered Shares

19.1	Subject to the terms and conditions of this Agreement, the obligation of the Underwriters to purchase the Firm Shares will be several and not joint. The percentage of the Firm Shares to be severally purchased and paid for by each of the Underwriters will be as follows:

BMO Nesbitt Burns Inc.	30%
Raymond James Ltd.	20%
National Bank Financial Inc.	15%
Scotia Capital Inc.	15%
Stifel Nicolaus Canada, Inc.	15%
CIBC World Markets Inc.	5%

If an Underwriter (a “Refusing Underwriter”) does not complete the purchase and sale of the Firm Shares which that Underwriter has agreed to purchase under this Agreement (other than in accordance with Section 14) (the “Defaulted Shares”), BMO may delay the Closing Date for not more than five days and the remaining Underwriters (the “Continuing Underwriters”) will be entitled, at their option, to purchase all but not less than all of the Defaulted Shares pro rata according to the number of Firm Shares to have been acquired by the Continuing Underwriters under this Agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made, and the number of Defaulted Shares to be purchased by the Refusing Underwriter(s) does not exceed 10% of the number of Firm Shares, the Continuing Underwriters will be obligated to purchase the Defaulted Shares on the terms set out in this Agreement in proportion to their obligations under this Agreement or in any other proportion agreed upon by the Continuing Underwriters. If the number of Defaulted Shares to be purchased by the Refusing Underwriters exceeds 10% of the number of Firm Shares, the Continuing Underwriters will not be obliged to purchase the Defaulted Shares and, if the Continuing Underwriters do not elect to purchase the Defaulted Shares:

(a)	the Continuing Underwriters will not be obliged to purchase any of the Firm Shares;

(b)	the Issuer will not be obliged to sell less than all of the Firm Shares; and

(c)	the Issuer will be entitled to terminate its obligations under this Agreement, in which event there will be no further liability on the part of the Issuer, except pursuant to the provisions of Sections 15 and 16.

20.	Notice

Any notice or other communication required or permitted to be given under this Agreement will be in writing and will be delivered to:

(a)	in the case of the Issuer:

Student Transportation Inc.
3349 Highway 138
Building B, Suite D
Wall, New Jersey 00719

Attention: Denis Gallagher
Facsimile No.: (732) 280-4213

each with a copy to:

Goodmans LLP
333 Bay Street
Suite 3400
Toronto, ON M5H 2S7

Attention: Robert Vaux
Facsimile No.: (416) 979-1234

and:

Thompson Coburn LLP
55 E Monroe Street
37th Floor
Chicago, Illinois 60603

Attention: Barry Fischer
Facsimile No.: (312) 580-2201

(b)	in the case of the Underwriters to BMO, on its own behalf and on behalf of the Underwriters:

BMO Nesbitt Burns Inc.
1 First Canadian Place
4th Floor
Toronto, ON M5X 1H3

Attention: Glenn Gatcliffe
Facsimile No.: (416) 359-5183

with a copy to:

Torys LLP
79 Wellington Street West
Suite 3000
P.O. Box 270, TD Centre
Toronto, ON M5K 1N2

Attention: Kevin Morris
Facsimile No.: (416) 865-7380

The parties may change their respective addresses for notices by notice given in the manner set out above. Any notice or other communication will be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, will be given by telecopy and will be deemed to have been given when (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by telecopy, on the first business day following the day on which it is sent.

21.	Representative of Underwriters

Except with respect to Sections 14 and 15 and the entitlement of Continuing Underwriters to purchase Defaulted Shares under Section 19.1 all transactions and notices on behalf of the Underwriters under this Agreement or contemplated by this Agreement may be carried out or given on behalf of the Underwriters by BMO and BMO will in good faith discuss with the other Underwriters the nature of any of such transactions and notices prior to giving effect to them or the delivery of them, as the case may be.

22.	Time of Essence

Time will be of the essence of this Agreement and, following any waiver or indulgence by any party, time will again be of the essence of this Agreement.

23.	Representations, Warranties and Agreements Surviving Closing

All representations, warranties, covenants and agreements of the Issuer herein contained or contained in any certificate of the Issuer delivered pursuant to this Agreement will survive the purchase and sale of the Offered Shares and completion of the Offering provided for herein and will continue in full force and effect for the benefit of the Underwriters, as follows:

(a)	the representations and warranties of the Issuer set out in Section 11.1 will survive the Closing and continue in full force and effect as follows for a period of 24 months from the Closing Time, except that:

(i)	the representations and warranties contained in Sections 11.1(t) and 11.1(u), (and the corresponding representations and warranties in the certificates and documents delivered pursuant to or contemplated by this Agreement) will survive the Closing and continue in full force and effect for the duration of any assessment and related appeal periods; and

(ii)	the representation and warranty contained in Section 4.9 will survive Closing and continue in full force and effect for a period of three years from the date of completion of the distribution of the Offered Shares.

24.	Miscellaneous

24.1	This Agreement will be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

24.2	The Issuer (a) acknowledges and accepts that the Underwriters have certain statutory obligations as registrants under the Securities Laws and have relationships with certain of their investing customers; (b) acknowledges and agrees that the Underwriters are not fiduciaries of the Issuer; and (c) consents to the Underwriters acting hereunder while continuing to act for their investing customers. To the extent that the Underwriters’ statutory obligations as registrants under the Securities Laws or relationships with their investing customers conflicts with their obligations hereunder, the Underwriters shall be entitled to fulfil their statutory obligations as registrants under the Securities Laws and their duties to their investing customers. Nothing in this Agreement shall be interpreted to prevent the Underwriters from fulfilling their statutory obligations as registrants under the Securities Laws or acting for their investing customers.

24.3	Each of the parties to this Agreement will be entitled to rely on delivery of a facsimile or electronic copy of this Agreement and acceptance by each party of any such facsimile or electronic copy will be legally effective to create a valid and binding agreement between the parties to this Agreement in accordance with the terms of this Agreement.

24.4	This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement.

24.5	To the extent permitted by applicable law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

24.6	This Agreement and the other documents referred to in this Agreement constitute the entire agreement between the parties hereto relating to the subject matter of this Agreement and supersede all prior agreements between those parties with respect to their respective rights and obligations in respect of the Offering contemplated under this Agreement.

24.7	The terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

24.8	In the event that any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters contemplated hereby or thereby, each party to this Agreement hereby (a) agrees that any such litigation, proceeding or other legal action may be brought in a court of competent jurisdiction located within Toronto, Ontario, Canada, (b) agrees that in connection with any such litigation, proceeding or action, such party will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 24.8 and to service of process upon it in accordance with the rules and statutes governing service of process, (c) agrees to waive to the full extent permitted by applicable law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum, (d) agrees as an alternative method of service to service of process in any such litigation, proceeding or action by mailing of copies thereof to such party at its address set forth in Section 20, (e) agrees that any service made as provided herein will be effective and binding service in every respect, and (f) agrees that nothing herein will affect the rights of any party to effect service of process in any other manner permitted by applicable law.

If the foregoing is acceptable to the Issuer, please signify such acceptance on the duplicates of this letter and return such duplicates to BMO, which accepted offer shall constitute the contract for the purchase by us and sale by the Issuer of the Offered Shares referred to herein and shall constitute a binding agreement among us.

Yours very truly,

BMO NESBITT BURNS INC.

By:	“Glenn Gatcliffe”
Glenn Gatcliffe

RAYMOND JAMES LTD.

By:	“Jeremy Rakusin”
Jeremy Rakusin

NATIONAL BANK FINANCIAL INC.		SCOTIA CAPITAL INC.		STIFEL NICOLAUS CANADA, INC.

By:	“Mitchell Gilbert”	By:	“Chris Blackwell”	By:	“Amy Freedman”
	Mitchell Gilbert		Chris Blackwell		Amy Freedman

CIBC WORLD MARKETS INC.

By:	“Michael Cochrane”
Michael Cochrane

Accepted and agreed to by the undersigned as of the date of this letter first written above.

STUDENT TRANSPORTATION INC.

By:	“Dennis J. Gallagher”
Denis J. Gallagher Chairman and Chief Executive Officer

By:	“Patrick J. Walker”
Patrick J. Walker Chief Financial Officer